UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): June 16, 2022

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	CHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On June 16, 2022, Church & Dwight Co., Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, the initial lenders named therein, Bank of America, N.A., as lead administrative agent and Wells Fargo Bank, National Association, as co-administrative agent. The Credit Agreement replaced the Company’s prior $1.0 billion unsecured revolving credit facility that was entered into on March 29, 2018. The aggregate commitments of the lenders under the Credit Agreement, as of the effective date, are $1.5 billion, with an option to increase such commitments up to $2.25 billion pursuant to the terms therein. The revolving credit facility matures on June 16, 2027, unless extended. Prior to the maturity date, the Company may request a one-year extension of the facility (not to exceed a total of two years beyond the initial maturity date).

Interest on the Company’s borrowings under the Credit Agreement will accrue at a per annum rate equal to the sum of (x) either (at the Company’s option) (i) the Benchmark Rate, which is, (A) for loans denominated in U.S. Dollars, Term SOFR (as defined in the Credit Agreement), (B) for loans denominated in Canadian Dollars, CDOR (as defined in the Credit Agreement), (C) for loans denominated in Euro, SONIA (as defined in the Credit Agreement), (D) for loans denominated in Sterling, EURIBOR (as defined in the Credit Agreement) and (E) for loans denominated in Yen, TIBOR (as defined in the Credit Agreement), in each case with an interest period selected by the Company, as applicable, or (ii) the Base Rate (generally equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) Bank of America’s “prime rate”, (c) Term SOFR plus 1.00% and (d) 0.00%), plus (y) the applicable margin. The applicable margin is determined based upon the corporate credit rating of the Company and ranges from 0.750% to 1.375% per annum (in the case of any borrowing bearing interest by reference to Term SOFR, CDOR, SONIA, EURIBOR or TIBOR) and 0% to 0.375%, (in the case of any borrowing bearing interest by reference to the Base Rate). In addition, the Company will bear certain customary fees, including a commitment fee determined based upon the corporate credit rating of the Company and ranges from 0.060% to 0.175% per annum, and fees for letters of credit issued under the Credit Agreement determined based upon the corporate credit rating of the Company and ranges from 0.750% to 1.375% per annum.

The Credit Agreement contains customary affirmative and negative covenants, including restrictions on the following: liens, subsidiary indebtedness, fundamental changes, asset dispositions, changes in the nature of the business and use of proceeds.

The Credit Agreement has one financial covenant that requires the Company to maintain an interest coverage ratio, defined as the ratio of its Consolidated EBITDA (as defined in the Credit Agreement) to Interest Expense (as defined in the Credit Agreement), at a level no less than 3.75 to 1.00.

The Credit Agreement also includes environmental, social, and governance provisions which, upon meeting certain specified criteria (to be agreed to by the Company and the sustainability structuring agents under the Credit Agent at a later date), will allow for adjustments (increase, decrease or no adjustment) to (i) the applicable commitment fee payable (in an amount not to exceed a 1 basis point increase or decrease to such commitment fee) and (ii) the applicable margin (in an amount not to exceed a 5 basis point increase or decrease to such applicable margin).

The Credit Agreement also contains customary events of default, including failure to make certain payments under the Credit Agreement when due, breach of covenants, materially incorrect representations and warranties, cross-default, insolvency events, material adverse judgments, certain events relating to pension plans, invalidity of loan documents and the occurrence of any change in control with respect to the Company.

Certain parties to the Credit Agreement, and affiliates of those parties, provide banking, investment banking and other financial services to the Company from time to time. The foregoing summary of the Credit Agreement is qualified in all respects by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this report.

Term Credit Facility Amendment

On June 16, 2022, the Company entered into a First Amendment to Credit Agreement (the “Amendment”), amending the terms of the Company’s $400 million term credit facility (the “Term Credit Agreement”), dated as of December 22, 2021, by and among the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent. The Amendment, among other things, replaces LIBOR with SOFR-based rates, adds provisions for erroneous payments made by the administrative agent, permits certain sale leaseback transactions, and further amends certain other provisions in the Term Credit Agreement in a manner consistent with similar provisions in the Company’s revolving credit facility mentioned above.

All other key terms remain substantially the same as the Term Credit Agreement.

The foregoing summary of the Amendment is qualified in all respects by reference to the Amendment, which is filed as Exhibit 10.2 to this report.

ITEM 1.02.	Termination of a Material Definitive Agreement.

On June 16, 2022, in connection with its entry into the Credit Agreement described in Item 1.01 of this report, the Company terminated its Credit Agreement dated as of March 29, 2018, among the Company, the initial lenders named therein, Bank of America, N.A., as lead administrative agent, and the other parties thereto (the “2018 Credit Agreement”). The 2018 Credit Agreement provided for a $1.0 billion unsecured revolving credit facility. In connection with the termination of the 2018 Agreement, the Company fully repaid all amounts outstanding thereunder.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 of this current report on Form 8-K is by this reference incorporated in this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Credit Agreement dated June 16, 2022, among Church & Dwight Co., Inc., the initial lenders named therein, Bank of America, N.A., as lead administrative agent, swing line lender, and L/C issuer, Wells Fargo Bank, National Association, as co-administrative agent and syndication agent, and Truist Bank, as syndication agent.

10.2	First Amendment to Credit Agreement dated June 16, 2022, among Church & Dwight Co., Inc., the lenders named therein, and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: June 21, 2022	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary